Exhibit 3.3


                   Sample Stock Certificate of the Registrant

                                     SAMPLE

                         NORTHEAST AUTO ACCEPTANCE CORP.
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
                          100,000,000 SHARES AUTHORIZED


This certifies
that
is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK WITH NO PAR VALUE

                         NORTHEAST AUTO ACCEPTANCE CORP.

       transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
    This certificate is not valid until countersigned by the Transfer Agent and registered with the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

DATED